SelectQuote, Inc. Reports Preliminary Second Quarter 2023 Results and Raises Full Year 2023 Guidance

OVERLAND PARK, Kan., January 5, 2023--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), a pioneer in providing consumers with unbiased price comparisons from some of the most trusted insurance carriers, today announced preliminary financial results for the second quarter of fiscal year 2023.

Second Quarter 2023 Preliminary Results

•Revenue for the second quarter of fiscal year 2023 expected in a range of $300 million to $320 million
•Net income for the second quarter of fiscal year 2023 expected in a range of $11 million to $23 million
•Adjusted EBITDA* for the second quarter of fiscal year 2023 expected in a range of $45 million to $60 million

Guidance for the Full Year 2023

•Revenue for the full fiscal year 2023 now expected in a range of $890 million to $960 million vs. prior guidance of $850 million to $950 million
•Net loss for the full fiscal year 2023 now expected in a range of $98 million to $78 million vs. prior guidance of $113 million to $89 million
•Adjusted EBITDA* for the full fiscal year 2023 now expected in a range of $0 to $25 million vs. prior guidance of ($20) million to $10 million

Chief Executive Officer Tim Danker commented, “SelectQuote’s impressive preliminary second quarter results reflect strong performance during the 2022 Medicare Advantage annual enrollment period and continued execution against the strategic redesign we initiated last year. The Company’s strategy to employ a higher mix of tenured core Senior agents and onboard those agents earlier in the season has proven fruitful, with year-over-year increases in close rates. Additionally, we have improved marketing costs per approved policy through more focused lead targeting and selection. We are incredibly proud of our progress so far this year within our Medicare distribution business and with the unit economics delivered during the second quarter.”

Mr. Danker continued, “We also continue to invest in the growth of our Healthcare Services segment and will share updates on our fiscal second quarter earnings call in February. We reiterate that SelectQuote began fiscal year 2023 with sufficient liquidity to support our intended operating plan. Year-to-date we are ahead of our original cash forecast, and these preliminary second quarter results strengthen our conviction that we will achieve cash EBITDA breakeven during fiscal year 2023.”

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic and any other public health events, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance
*See “Non-GAAP Financial Measures” for additional information regarding the non-GAAP financial measures referenced in this release.

products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, including exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and cash EBITDA, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, and certain add-backs for transaction costs and non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. We define cash EBITDA as Adjusted EBITDA excluding the impacts from the estimates of future renewal commission revenue. The most directly comparable GAAP measure for both Adjusted EBITDA and cash EBITDA is net income (loss). We monitor and have presented in this release Adjusted EBITDA and cash EBITDA because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impacts of certain transactions in calculating Adjusted EBITDA and cash EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the transactions that we exclude in the calculations of these non-GAAP financial measures. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

The following tables present reconciliations of Adjusted EBITDA to net income (loss):

Second quarter 2023 preliminary results

(in thousands)	Range
Net income	$11,000	$23,000
Income tax expense	2,000	7,000
Interest expense, net	19,000	19,000
Depreciation and amortization	6,000	6,000
Share-based compensation expense	3,000	3,000
Transaction costs	4,000	2,000
Adjusted EBITDA	$45,000	$60,000

Fiscal year 2023 guidance

(in thousands)	Range
Net loss	$(98,000)	$(78,000)
Income tax benefit	(28,000)	(25,000)
Interest expense, net	74,000	74,000
Depreciation and amortization	24,000	24,000
Share-based compensation expense	12,000	12,000
Transaction costs	16,000	18,000
Adjusted EBITDA	$—	$25,000

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health, and property. The company pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads.

With an ecosystem offering high touchpoints for consumers across Insurance, Medicare, Pharmacy, and Value-Based Care, the company now has four core business lines: SelectQuote Senior, SelectQuote Healthcare Services, SelectQuote Life, and SelectQuote Auto and Home. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a specialized medication management pharmacy, and Population Health which proactively connects its members with best-in-class healthcare services that fit each member's unique healthcare needs. The platform improves health outcomes and lowers healthcare costs through proactive engagement and access to high-value healthcare solutions.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.